SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                              PRIVATEBANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                EXPLANATORY NOTE

         This Amendment No. 1 to the PrivateBancorp, Inc. (the "Company") Proxy Statement for its 2005 Annual Stockholders Meeting filed with the Securities and Exchange Commission on March 11, 2005 (the "Proxy Statement"), is being filed to correct a typographical error in the "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers" table appearing on page 10 of the Proxy Statement. The beneficial ownership of Mr. William A. Castellano, one of the Company's directors, was understated and, as a result, the beneficial ownership of the Company's directors as a group, and directors and executive officers as a group, reflected in the table was also understated. No other changes have been made to the Proxy Statement. A revised copy of page 10 of the Proxy Statement reflecting the corrected beneficial ownership table is being mailed to all stockholders of record as of March 7, 2005.

                              PRIVATEBANCORP, INC.
                            TEN NORTH DEARBORN STREET
                             CHICAGO, ILLINOIS 60602



         NOTICE OF AMENDMENT TO NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 2005


Dear Stockholders:

         On March 24, 2005, PrivateBancorp, Inc. (the "Company") filed an amendment to its Proxy Statement for the Company's 2005 Annual Stockholders Meeting mailed to stockholders on March 11, 2005 (the "Proxy Statement") to correct a typographical error in the "Security Ownership of Certain Beneficial Owners, Directors and Executive Officers" table appearing on page 10 of the Proxy Statement.

         In the table, the beneficial ownership of Mr. William A. Castellano, one of the Company's directors, was understated and, as a result, the beneficial ownership of the Company's directors as a group, and directors and executive officers as a group, reflected in the table was also understated. A revised copy of page 10 of the Proxy Statement reflecting the corrected beneficial ownership table is included with this letter for your reference.

         No other changes have been made to the Proxy Statement. As noted in the Proxy Statement, a proxy may be revoked at any time prior to its exercise by:
(1) filing a written notice of revocation with the Secretary of the Company; (2) delivering to the Company a duly executed proxy bearing a later date; or (3) attending the meeting and voting in person.

         If you have any questions concerning this matter, please contact Katie Manzel, in Investor Relations at 312-683-0207.



                                            By Order of the Board of Directors,


                                            /s/ Dennis L. Klaeser


                                            Dennis L. Klaeser
                                            Secretary


March 24, 2005

                          [PRIVATE BANCORP, INC. LOGO]



                                                                  March 11, 2005


Dear Stockholders:

         You are cordially invited to attend the 2005 Annual Meeting of Stockholders of PrivateBancorp, Inc., which will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on Thursday, April 28, 2005, at 3:00 p.m. local time.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be conducted at the meeting. Directors and officers of PrivateBancorp, Inc. as well as representatives of Ernst & Young LLP will be present at the meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

         The Board of Directors of PrivateBancorp, Inc. has determined that the specific proposals to be considered at the meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each of these matters.

         YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

         On behalf of the Board of Directors and all the employees of the Company, The PrivateBank and Trust Company, The PrivateBank (St. Louis), The PrivateBank Mortgage Company and Lodestar Investment Counsel, I thank you for your continued support.

                                        Sincerely,


                                        /s/ Ralph B. Mandell

                                        Ralph B. Mandell
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                              PRIVATEBANCORP, INC.
                            TEN NORTH DEARBORN STREET
                             CHICAGO, ILLINOIS 60602


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 2005

         NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of PrivateBancorp, Inc. will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604, on Thursday, April 28, 2005, at 3:00 p.m. local time.

         The meeting is for the purpose of considering and voting upon the following matters:

         1. Election of five Class I directors to hold office for a three-year term;

         2. To consider a proposal to amend the PrivateBancorp, Inc. Incentive Compensation Plan to increase the number of shares authorized for issuance under the Plan; and

         3. Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournment of the meeting.

         The Board of Directors has fixed March 7, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on the record date will be entitled to vote at the meeting. In the event there are not sufficient shares represented for a quorum, the meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's offices located at The PrivateBank and Trust Company, Ten North Dearborn Street, Chicago, Illinois 60602, for a period of ten days prior to the meeting and will also be available at the meeting.

                                        By order of the Board of Directors,


                                        /s/ Dennis L. Klaeser

                                        Dennis L. Klaeser
                                        Secretary

March 11, 2005

           PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY
                            IN THE ENVELOPE PROVIDED.

                              PRIVATEBANCORP, INC.
                            TEN NORTH DEARBORN STREET
                             CHICAGO, ILLINOIS 60602


                                 PROXY STATEMENT
                   FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, APRIL 28, 2005

SOLICITATION AND VOTING OF PROXIES

         These proxy materials are furnished in connection with the solicitation by the Board of Directors of PrivateBancorp, Inc. ("the Company"), a Delaware corporation, of proxies to be used at the 2005 Annual Meeting of Stockholders of the Company and at any adjournment of such meeting. The meeting is scheduled to be held on April 28, 2005, at 3:00 p.m. local time, at The Standard Club, 320 South Plymouth Court, Chicago, Illinois 60604. The Company anticipates first mailing this proxy statement, together with its 2004 Annual Report on Form 10-K, including audited consolidated financial statements for the fiscal year ended December 31, 2004, and a proxy card to record holders of common stock of the Company on or about March 11, 2005.

         Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE STOCKHOLDERS ON THE PROXY CARD. WHEN NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED FOR EACH OF THE PROPOSALS.

         Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments of the meeting, including whether or not to adjourn the meeting.

         A proxy may be revoked at any time prior to its exercise by: (1) filing a written notice of revocation with the Secretary of the Company; (2) delivering to the Company a duly executed proxy bearing a later date; or (3) attending the meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the meeting.

COST OF PROXY SOLICITATION

         The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company, The PrivateBank (Chicago) and The PrivateBank (St. Louis). The Company has retained Investorcom, Inc. to assist in the solicitation of proxies for a fee of $4,000 plus out-of-pocket expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES AND STOCKHOLDERS ENTITLED TO VOTE

         The Board of Directors has fixed the close of business on March 7, 2005, as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. On the record date, the Company had outstanding 20,351,202 shares of common stock. Each outstanding share of common stock entitles the holder to one vote. The Company's Amended and Restated By-laws state that a majority of the outstanding shares of the Company entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for the consideration of such matters at any meeting of stockholders. Abstentions and broker non-votes are counted as shares present for the purpose of determining whether the shares represented at the meeting constitute a quorum. In the event that there are not sufficient votes to constitute a quorum, the meeting may be adjourned in order to permit the further solicitation of proxies. Proxies received from stockholders in proper form will be voted at the meeting and, if specified, as directed by the stockholder.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder of record to vote "FOR" election of nominees proposed by the Board, or to "WITHHOLD" authority to vote "FOR" one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (1) broker non-votes, or (2) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the approval of the proposed amendment to the Company's Incentive Compensation Plan under Proposal 2, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to: (1) vote "FOR" the amendment; (2) vote "AGAINST" the amendment; or (3) "ABSTAIN" from voting on the amendment. Approval of the amendment requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy and entitled to vote at the meeting. Accordingly, proxies marked "ABSTAIN" as to this proposal will have the effect of a vote cast "AGAINST" the amendment and broker non-votes will not be taken into account as entitled to vote and therefore have no effect with respect to approval of the amendment.

         With respect to all other matters that may properly come before the meeting, unless otherwise required by law, such matters may be approved by the affirmative vote of the holders of a majority of the shares of common stock of the Company present at the meeting, in person or by proxy, and entitled to vote.

         Your vote is important. Because many stockholders may not be able to personally attend the meeting, it is necessary that a large number be represented by proxy. Prompt return of your proxy card in the postage-paid envelope provided will be appreciated.

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of 17 members, divided into three classes, who are elected to hold office for staggered three-year terms as provided in the Company's Amended and Restated By-laws. There are six persons currently serving as Class I Directors whose term will expire at the 2005 Annual Meeting. The term of the five persons currently serving as Class II Directors expires at the annual stockholder meeting to be held in 2006. The term of the six Class III Directors expires at the annual stockholder meeting to be held in 2007. Of the 17 current members of the Board, 11 directors have been determined by the Board to be "independent" within the meaning of the NASDAQ rules.

         On April 22, 2004, upon the recommendation of the Nominating and Corporate Governance Committee, John B. Williams was appointed to the Board as a Class II director filling the vacancy created by the resignation of John E. Gorman that occurred on April 16, 2004. On July 22, 2004, upon the recommendation of the Nominating and Corporate Governance Committee, the size of the Board was increased to 17 persons and Patrick F. Daly was appointed to the Board as a Class I director to fill the vacancy created by the increase in the size of the Board.

         One director currently serving as a Class I Director, William R. Langley, announced in February 2005, his plans to retire from the Board effective on April 28, 2005, the date of the 2005 Annual Meeting, and therefore will not stand for re-election. Upon the recommendation of the Nominating and Corporate Governance Committee, Mr. Langley will be named director emeritus. The Board does not currently plan to fill the vacancy left by Mr. Langley's retirement; accordingly, the size of the Board will be reduced to 16 from 17.

         The five persons named below, all of whom are currently serving as directors and, other than Mr. Mandell, are "independent", have been nominated by the Board upon the recommendation of the Nominating and Corporate Governance Committee for election as Class I Directors to serve for a term to end at the annual meeting of stockholders in the year 2008, or until their successors are elected and qualified. All of the nominees have indicated a willingness to serve, and the Board of Directors has no reason to believe that any of the nominees will not be available for election. However, if any nominee is not available for election, proxies may be voted for the election of such other person selected by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees for director named. To be elected as a director, each nominee must receive the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

         The names, ages and certain background information of the director nominees and the persons continuing to serve on the Board of Directors of the Company are set forth below.

NOMINEES FOR CLASS I DIRECTORS TO SERVE UNTIL 2008
--------------------------------------------------

         RALPH B. MANDELL (64), a director since 1989, is a co-founder of PrivateBancorp and The PrivateBank (Chicago). He has served as Chairman and Chief Executive Officer of PrivateBancorp and The PrivateBank (Chicago) since 1994 and assumed the additional title of President of both entities in March 1999. From inception of the Company until 1994, Mr. Mandell had the title of Co-Chairman. Prior to starting The PrivateBank (Chicago) and PrivateBancorp, Mr. Mandell was the chief operating officer of First United Financial Services, Inc., from 1985 to 1989, and served as its president from 1988 to 1989. First United, a company that was traded on the NASDAQ National Market, was sold to First Chicago Corporation in 1987. Mr. Mandell also served as president of Oak Park Trust & Savings Bank, a subsidiary of First United, from 1985 until 1988. Prior thereto, he had served as executive vice president of Oak Park Trust & Savings Bank since 1979.

         WILLIAM A. CASTELLANO (63), has been a director since 1991. From 1996 to present he has been Chairman and founder of Worknet, Inc. located in Naperville, Illinois. Worknet provides computer network hosting, engineering and support services to businesses. From 1995 to 2001 he was the founder and Chairman of Workspace marketing office furniture to companies in the Chicago area. Also he was the founder and CEO of Chrysler Systems Leasing from 1977 to 1991.

         PATRICK F. DALY (56) has been a director since July 2004. He is the founder and chief executive officer of The Daly Group LLC, a Chicago-based group of companies focused on real estate development, brokerage and construction management services.

         CHERYL MAYBERRY MCKISSACK (49), a director since December 2003, is the founder, president and chief executive officer of NIA Enterprises, LLC, a Chicago-based database, systems integration and marketing services firm. Prior to founding NIA Enterprises in 2000, she served as worldwide senior vice president and general manager of Open Port Technology from 1997 to 2000. Ms. McKissack currently serves on the board of directors of Deluxe Corporation (NYSE: DLX), a company that designs, manufactures and distributes printed checks. She is also the former chair and a current board member of the Information Technology Resource Center, a non-profit organization providing technology planning, training and support to other non-profit organizations, and a board member of LINK Unlimited, a non-profit organization that provides academic, social and career opportunities for inner-city youth located in Chicago.

         EDWARD W. RABIN, JR. (57), a director since December 2003, is president of Hyatt Hotels Corporation. Between 1989 and 2003, Mr. Rabin served as executive vice president for Hyatt Hotels Corporation, and added the title of chief operating officer on January 1, 2000. Prior to his appointment in 1985 as senior vice president- operations for Hyatt, in which capacity he was responsible for the management of Hyatt's commercial hotels in the U.S., Mr. Rabin held various Hyatt Hotels Corporation vice president positions. Mr. Rabin is a director of SMG Corporation, one of the largest owners and operators of stadiums, arenas and convention centers.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES FOR CLASS I DIRECTORS.

CLASS II DIRECTORS SERVING UNTIL 2006
-------------------------------------

         DONALD L. BEAL (58), a director since 1991, has been the owner of Kar-Don, Inc. d/b/a Arrow Lumber Company, located in Chicago, Illinois, since 1980. Prior to that, Mr. Beal served as vice president of Hyde Park Bank & Trust with responsibilities including commercial lending and personal banking. Mr. Beal is also the sole owner of Ashland Investment, Inc.

         WILLIAM A. GOLDSTEIN (65), is the chief executive officer of Lodestar Investment Counsel, LLC, an investment advisory firm acquired by the Company in 2002, and has over 40 years of experience in the investment industry. Mr. Goldstein was appointed to the Board of Directors of The PrivateBank (Chicago) in January 2003 and to the Board of Directors of PrivateBancorp in April 2003. Mr. Goldstein is also an executive officer of the Company. Prior to founding Lodestar in 1989, he was a principal in the founding of Burton J. Vincent, Chesley & Co. where he served as executive vice president and director. In 1983 the firm was acquired by Prescott, Ball & Turben (a subsidiary of Kemper Corporation). There Mr. Goldstein was chairman and director of Prescott Asset Management and president of Selected Special Shares, a publicly traded mutual fund.

         RICHARD C. JENSEN (59), has been a director since January 2000. Mr. Jensen has been a Managing Director of The PrivateBank (Chicago) since November 1999. He became Chairman, Chief Executive Officer and a Managing Director of The PrivateBank (St. Louis) upon its receipt of its banking charter in June 2000. From May 1998 until joining us, Mr. Jensen served as chairman and chief executive officer of Missouri Holdings, Inc. From March to May 1998, he served as president and chief executive officer of Royal Banks of Missouri. For the previous 18 years, Mr. Jensen served in various executive positions with Nations Bank and its predecessor, Boatmen's Bank, in St. Louis.

         MICHAEL B. SUSMAN (66), has been a director since 1990. He has been a partner in the law firm of Spitzer, Addis & Susman or its predecessors, located in Chicago, Illinois, since 1974. Since 1987, Mr. Susman has served as president and director of Henry R. Ferris & Company, Genealogical Researchers.

         JOHN B. WILLIAMS (53), has been a director since April 2004, and serves as managing director and chief executive officer of The PrivateBank in Wisconsin. Mr. Williams was president of U.S. Bank Wisconsin from 2000 through 2003. For the previous 30 years, Mr. Williams held various positions with U.S. Bank and its predecessors Firstar and First Wisconsin. Mr. Williams also serves on the board of directors of United Way of Greater Milwaukee, Boys and Girls Clubs of Greater Milwaukee and YMCA of Metropolitan Milwaukee, Medical College of Wisconsin, Southeastern Wisconsin Professional Baseball Park District, United Performing Arts Foundation and Wisconsin Tax Payers Alliance.

CLASS III DIRECTORS SERVING UNTIL 2007
--------------------------------------

         ROBERT F. COLEMAN (60), a director since 1990, is a principal of Robert
F. Coleman & Associates, a law firm located in Chicago, Illinois. He concentrates his practice on business and professional litigation.

         JAMES M. GUYETTE (59), has been a director since 1990. Since 1997, he has been president and chief executive officer of Rolls Royce North America, Inc. Mr. Guyette served as executive vice president of UAL Corporation, the parent company of United Air Lines, Inc., from 1985 to 1995 when he retired after more than 25 years of employment with that company. He is currently a director of Priceline.com, an Internet-based transactional service offering travel and personal finance products and services (NASDAQ: PCLN), Rolls-Royce plc (London) and Pembroke Capital (Dublin), a financial services and asset management company serving the aviation industry, and was formerly a director of First United Financial Services and United Airlines Employees Credit Union.

         PHILIP M. KAYMAN (63), a director since 1990, has been a senior partner with the law firm of Neal, Gerber & Eisenberg in Chicago, Illinois since the firm's founding in 1986. He concentrates his practice on real estate law.

         THOMAS F. MEAGHER (74), has been a director since 1996. Mr. Meagher has been the chairman and chief executive officer of Howell Tractor and Equipment Co., a distributor of heavy equipment located in Elk Grove Village, Illinois, since 1980. He has had an extensive career in the transportation industry and currently serves on the Estate Committee of Trans World Airlines, Inc. and the Director of Festival Airline. He serves as Chairman and CEO of Professional Golf Cars of Florida and on the Board of the Edward Lowe Foundation and The American REIT.

         WILLIAM J. PODL (60), has been a director since August 1999. Mr. Podl was an organizer of Towne Square Financial Corporation, which was purchased by the Company in August 1999. Mr. Podl founded Doran Scales, Inc., located in Batavia, Illinois, in 1976, and is currently chairman and chief executive officer of that company. Mr. Podl also serves as president of Martec Research, Ltd., an affiliate of Doran Scales, Inc.

         WILLIAM R. RYBAK (54), has been a director since December 2003. Mr. Rybak retired from VanKampen Investments, Inc. in 2000, where he served as executive vice president and chief financial officer since 1986. Mr. Rybak was previously a partner with the accounting firm of KPMG LLP (formerly Peat, Marwick, Mitchell & Co.) since 1982, and is a certified public accountant. Mr. Rybak is currently a member of the board of directors of Howe Barnes Investments, Inc., an investment services firm located in Chicago, and the Calamos Mutual Funds. Mr. Rybak previously served as a director of Alliance Bancorp, Inc. and its predecessor, Hinsdale Financial Corp., from 1986 until 2001.

DIRECTOR INDEPENDENCE

         Based upon the recommendations of the Nominating and Corporate Governance Committee, the Board of Directors have determined that Messrs. Beal, Coleman, Daly, Guyette, Kayman, Meagher, Podl, Rabin, Rybak and Ms. McKissack are "independent" directors, in accordance with the NASDAQ listing standards.

DIRECTOR NOMINATION PROCEDURES

         The Board of Directors has delegated responsibility to the Nominating and Corporate Governance Committee to identify and select director nominees who are in a position to exercise independent judgment, provide effective oversight of management and serve the best interests of stockholders. The Nominating and Corporate Governance Committee, comprised entirely of independent directors, recommends to the full Board for approval the proposed slate of director nominees for election at the annual meeting of stockholders.

         In selecting director nominees, the Nominating and Corporate Governance Committee will consider, among other factors, the existing composition of the Board and the committee's evaluation of the mix of Board members appropriate for the perceived needs of the Company. The Nominating and Corporate Governance Committee seeks a range of experience, knowledge and judgment and a diversity of perspectives on the Board to enhance the Board effectiveness. The Nominating and Corporate Governance Committee also believes continuity in leadership and board tenure maximizes the Board's ability to exercise meaningful board oversight. Because qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company, the Nominating and Corporate Governance Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who the committee believes have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in Board and committee meetings.

         Under its policies, the Nominating and Corporate Governance Committee also considers the following in selecting the proposed nominee slate:

         o at all times, at least a majority of directors must be "independent" in the opinion of the Board as determined in accordance with NASDAQ standards;

         o at all times at least three members of the Board must satisfy the heightened standards of independence for Audit Committee members; and

         o at all times the Board should have at least one member who satisfies the criteria to be designated by the Board as an "audit committee financial expert."

         Policies approved by the Board recognize the following characteristics and skills as minimum qualifications for any potential director candidate:

         o        highest personal and professional ethics and integrity;
                  commitment to the Company's values;

         o ability and willingness to devote sufficient time and attention to fulfilling Board duties and responsibilities;

         o relevant business, professional or managerial skills and experience; mature wisdom;

         o        communication, leadership and team building skills;

         o        comprehension of the Company's business plans and strategies;
                  financial sophistication;

         o ability to assist in the formulation of business strategies and to monitor and guide expectations;

         o ability and willingness to exercise independent judgment and express tough opinions;

         o collegial personality; nonconfrontational and constructive, but able to challenge, ask questions and assess responses;

         o        good health and mental alertness; and

         o alignment of personal interests with long-term interests of stockholders.

         STOCKHOLDER DIRECTOR NOMINEE RECOMMENDATIONS. It is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at the principal executive offices of the Company, addressed to the Nominating and Corporate Governance Committee, at least 120 days prior to the anniversary date of mailing of the Company's proxy statement for the prior year's annual meeting. In addition, any stockholder director nominee recommendation must include the following information:

         o the proposed nominee's name and qualifications and the reason for such recommendation;

         o the name and record address of the stockholder(s) proposing such nominee;

         o the number of shares of stock of the Company which are beneficially owned by such stockholder(s); and

         o a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of its subsidiaries.

BOARD COMMITTEES

         Members of the Company's Board of Directors have been appointed to serve on various committees of the Board. The Board of Directors currently has five standing committees: (1) the Compensation Committee; (2) the Nominating and Corporate Governance Committee; (3) the Audit Committee; (4) the Executive and Planning Committee; and (5) the Information Technology Committee. Each of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee are comprised entirely of "independent" directors in accordance with the NASDAQ rules.

         COMPENSATION COMMITTEE. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company's officers, including the Chief Executive Officer; recommending and approving stock option grants and restricted stock and other awards under the Company's Incentive Compensation Plan to management; reviewing and recommending compensation programs including stock option grants, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; advising the Chief Executive Officer on miscellaneous compensation issues; and advising management regarding management succession planning issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation and submits its Compensation Committee Report on Executive Compensation included elsewhere in this proxy statement. The current members of the Compensation Committee are Messrs. Guyette (Chairman), Daly, Meagher, Rabin and Ms. McKissack.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee is responsible for proposing to the Board a slate of nominees for election as directors by stockholders at each annual meeting. The Nominating and Corporate Governance Committee is also responsible for taking a leadership role in shaping the Company's corporate governance practices. In carrying out its duties, the Nominating and Corporate Governance Committee has also been delegated the responsibility to: determine criteria for the selection and qualification of the Board members; recommend for Board approval persons to fill vacancies on the Board which occur between annual meetings; evaluate, at least annually, each Board member's "independence" and make recommendations, at least annually, regarding each Board member's "independence" status consistent with then applicable legal requirements; make recommendations regarding director orientation and continuing education; consider the effectiveness of corporate governance practices and policies followed by the Company and the Board; and conduct, at least annually, a performance assessment of the Board.

         The Board of Directors has adopted a charter for the Nominating and Corporate Governance Committee, which is posted under the Investor Relations portion of the Company's website at www.pvtb.com. The current members of the Nominating and Corporate Governance Committee are Messrs. Guyette (Chairman), Daly, Meagher, Rabin and Ms. McKissack.

         AUDIT COMMITTEE. The Audit Committee is responsible for supervising the Company's accounting, reporting and financial control practices. Generally, the Audit Committee reviews the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants. The independent public accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In addition to being "independent" directors within the meaning of the NASDAQ listing standards, as currently in effect, all members of the Audit Committee satisfy the heightened independence standards under the SEC rules, as currently in effect. The Board of Directors has determined that Mr. Rybak is an "audit committee financial expert" as that term is defined in SEC rules. The current members of the Audit Committee are Messrs. Coleman (Chairman), Beal, Guyette, Langley, Podl and Rybak. A copy of the current charter of the Audit Committee is attached to this proxy statement as Appendix B.

         EXECUTIVE AND PLANNING COMMITTEE. The Executive and Planning Committee is responsible for studying strategic issues prior to submission to the entire Board of Directors for approval. The Executive and Planning Committee currently consists of Messrs. Mandell (Chairman), Castellano, Coleman, Guyette, Kayman and Langley.

         INFORMATION TECHNOLOGY COMMITTEE. The Information Technology Committee reports to the Audit Committee regarding its responsibilities related to the Company's information technology infrastructure. The Information Technology Committee has oversight responsibility related to the quality and integrity of the Company's information technology functions. This Committee is composed entirely of outside directors who are not officers of the Company. The current members of the Information Technology Committee are Messrs. Podl (Chairman), Castellano, Coleman, Kayman, Langley, Susman and Ms. McKissack.

BOARD MEETINGS

         During 2004, the Board of Directors met 14 times. In addition, the Compensation Committee met eight times, the Nominating and Corporate Governance Committee met six times, the Audit Committee met 19 times and the Information Technology Committee met four times. The Executive and Planning Committee did not hold any meetings in 2004. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and Board committees on which such director served during fiscal year 2004.

         The Board of Directors met in "executive session" in June and December 2004. The Board of Directors will meet in regularly scheduled "executive sessions" at least twice annually, at its June or July meeting and again at its December meeting. The Board's policy is that the chairman of the Nominating and Corporate Governance Committee, or in his absence the chairman of the Audit Committee, presides at executive sessions of the Board.

BOARD OF DIRECTORS COMPENSATION

         During 2004, the director compensation payable to non-employee members of the Company's Board of Directors was comprised of a cash retainer of $10,000 and options to purchase 3,000 shares of the Company's common stock at a price of $26.89 per share granted under the Company's Incentive Compensation Plan. Options are granted each year in amounts determined at the discretion of the Board. The options become fully vested at the end of the year of grant, subject to a full year of service. Non-employee members of the Company's Board of Directors are eligible to participate in the Company's Deferred Compensation Plan, which has been implemented as part of the Incentive Compensation Plan. This program allows the directors to defer receipt of amounts payable to them and to elect to receive deferred payment in the form of cash or stock.

         Non-employee Board members also receive fees of $300 for each Board meeting attended, and $200 for each Board committee meeting attended. Each committee Chairman receives an additional $3,000 retainer, except the Audit Committee Chairman, who receives $6,000.

         Each of the Directors of the Company is also a director of The PrivateBank (Chicago). Non-employee directors do not receive any additional compensation for serving on the bank's board of directors other than fees paid for attendance at the bank's board meetings and board committee meetings. The amount of these fees is the same as the fees paid for attendance at the Company's Board and Board committee meetings. Total fees payable to the Company's non-employee directors for service in 2004 were $325,200, which includes fees paid for attendance at board and board committee meetings of The PrivateBank (Chicago).

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

         Generally, stockholders who have questions or concerns regarding the Company should contact the Company's Investor Relations department at (312) 683-7100 or visit the Investor Relations page on the Company's website at www.pvtb.com. However, any stockholder who wishes to communicate directly with the Board of Directors, or one or more individual directors, may direct correspondence in writing to the Board, any committee of the Board or any named directors, c/o the Secretary of the Company at PrivateBancorp, Inc., Ten North Dearborn, Chicago, Illinois 60602. The Company's policy is to forward written communications received from stockholders to the appropriate directors.

         Policies adopted by the Board of Directors encourage directors to attend the Company's annual meeting of stockholders each year. All of the 16 directors then serving attended the Company's 2004 annual meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the beneficial ownership of the Company's common stock as of March 7, 2005, with respect to (1) each Director, nominee for director and named executive officer of the Company; and (2) all Directors and executive officers of the Company as a group. Other than Mr. Mandell, the Company does not know of any stockholder who holds in excess of 5% of any class of the Company's voting securities.


                                                AMOUNT OF
                                                  COMMON                                     TOTAL
                                                  SHARES                    CURRENTLY       AMOUNT OF          TOTAL
                                               BENEFICIALLY   RESTRICTED   EXERCISABLE     BENEFICIAL       PERCENTAGE
                                                  OWNED         STOCK        OPTIONS      OWNERSHIP(1)      OWNERSHIP(1)
                                               ------------   ----------   -----------    ------------      ------------
DIRECTORS
Ralph B. Mandell**....................           984,544(2)    39,000(3)      32,625       1,056,169          5.17%
Donald L. Beal........................           102,092(4)        --          3,000         105,092              *
William A. Castellano.................           507,360(5)        --          6,000         513,360          2.52%
Robert F. Coleman.....................           113,881(6)        --         52,440         166,321              *
Patrick F. Daly.......................            28,950                       3,000          31,950              *
William A. Goldstein..................           446,337           --          6,000         452,337          2.22%
James M. Guyette......................            78,760           --         30,480         109,240              *
Richard C. Jensen**...................            84,169(7)    21,600(3)      27,000         132,769              *
Philip M. Kayman......................            80,200           --         45,960         126,160              *
William R. Langley....................           463,184           --          3,000         466,184          2.28%
Cheryl Mayberry McKissack.............             4,000           --          3,000           7,000              *
Thomas F. Meagher.....................            83,560           --         15,000          98,560              *
William J. Podl.......................           114,668           --          6,000         120,668              *
Edward W. Rabin, Jr...................            19,200           --          3,000          22,200              *
William R. Rybak......................             7,630           --          3,000          10,630              *
Michael B. Susman.....................            93,990           --         16,050         110,040              *
John B. Williams......................             4,000        9,000(8)          --          13,000              *
                                               ---------      -------        -------       ---------         ------
   Total Directors (17) persons.......         3,216,525       69,600        255,555       3,541,680         17.14%

NON-DIRECTOR NAMED EXECUTIVE OFFICERS
Gary S. Collins.......................           256,665(9)    20,000(3)          --         276,665          1.36%
Dennis L. Klaeser.....................            20,229       13,000(10)         --          33,229              *
Hugh H. McLean........................           316,552       20,000(3)          --         336,552          1.65%
   Total Directors and Executive
      Officers (23) persons...........         3,856,833      177,600        264,555       4,298,988         20.80%
                                               =========      =======        =======       =========         ======

------------------------------------
*        Less than 1%
** Denotes person who serves as a director and who is also a named executive officer.
(1) Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
(2) Includes 69,000 shares held by Mr. Mandell's spouse. Mr. Mandell's business address is c/o The PrivateBank and Trust Company, Ten North Dearborn, Chicago, Illinois 60602.
(3) Shares vest at various dates between 2005 and 2009, and are subject to forfeiture until such time as they vest.
(4)      Includes 26,592 shares held by Mr. Beal's spouse and children.
(5) Includes 10,950 shares held by Mr. Castellano's children and 20,100 shares held by WMC Investment Ltd. Partnership.
(6) Includes 2,470 shares held by Mr. Coleman's spouse and 8,641 shares held by the Robert F. Coleman & Associates Retirement Savings Plan of which Mr. Coleman is trustee.
(7) Includes 44,168 shares held in trusts under which Mr. Jensen and his spouse are trustees.
(8) Shares vest in 2009, and are subject to forfeiture until such time as they vest.
(9)      Includes 8,724 shares held by Mr. Collins' spouse and children.
(10) Shares vest in 2008 and in 2009, and are subject to forfeiture until such time as they vest.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid by the Company and its subsidiaries to the Chairman, President and Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers") who served as such at December 31, 2004.


                                                           SUMMARY COMPENSATION TABLE
                                 ------------------------------------------------------------------------------------
                                                                                   LONG-TERM
                                            ANNUAL COMPENSATION               COMPENSATION AWARDS
                                       --------------------------------     -------------------------
                                                           OTHER ANNUAL                   SECURITIES      ALL OTHER
          NAME AND                     SALARY     BONUS    COMPENSATION     RESTRICTED    UNDERLYING     COMPENSATION
     PRINCIPAL POSITION          YEAR    ($)      ($)(1)      ($)(2)        STOCK($)(3)  OPTIONS(#)(4)      ($)
----------------------------     ----  ------     -------  ------------     -----------  -------------   ------------
Ralph B. Mandell.............    2004  410,000    740,000     23,099          188,230       14,000          6,150(5)
Chairman, President and CEO      2003  390,000    670,000     26,169          241,220       14,000          6,000(5)
                                 2002  310,000    585,000     19,194               --           --         60,040(5)

Dennis Klaeser(6)............    2004  205,000    270,000      7,072           80,670        5,000          3,588(7)
Secretary/Treasurer and CFO      2003  146,250    230,000      5,391          172,300        9,000             --

Richard C. Jensen............    2004  190,000    160,000     10,358           53,780        4,000          6,150(7)
Managing Director                2003  182,000    135,000     10,332           68,920        4,000          6,000(7)
                                 2002  170,000    130,000      9,672               --           --          6,000(7)

Hugh H. McLean...............    2004  200,000    270,000     14,028           80,670        5,000          6,150(7)
Managing Director                2003  190,000    245,000     13,994           86,150        4,500          6,000(7)
                                 2002  175,000    230,000     11,850               --           --          6,000(7)

Gary S. Collins..............    2004  200,000    270,000     18,126           80,670        5,000          6,150(7)
Managing Director                2003  190,000    245,000     18,092           86,150        4,500          6,000(7)
                                 2002  175,000    230,000     15,925               --           --          6,000(7)

------------------------------------
(1) Bonuses reflect amounts earned in the respective years and paid in the following January. In addition, during 2002, one-time cash bonuses were paid to Mr. Mandell - $40,000; Mr. Jensen - $30,000; Mr. McLean - $30,000 and Mr. Collins - $30,000.
(2) Represents automobile allowances, life insurance premiums and club membership dues and fees paid by the Company.
(3) Reflects the dollar value of restricted stock awards under the Company's Stock Incentive Plan (2001) and Incentive Compensation Plan
         (2003) based upon the closing price of the Company's common stock of $26.89 and $17.23 on the date of grants in 2004 and 2003, respectively. The Company has paid regular dividends on all shares of restricted stock outstanding. These shares of restricted stock vest on, and are subject to forfeiture in the event the officer's employment terminates before, the fifth anniversary of the grant date and become immediately vested in the event of a change in control. The number and value of the aggregate restricted stock holdings of each of the above named persons as of December 31, 2004, based on the closing price of $32.23 for the Company's common stock on that date, were as follows: Mr. Mandell - 39,000 shares, $1,256,970; Mr. Klaeser - 13,000 shares, $418,990; Mr.
         McLean - 20,000 shares, $644,600; Mr. Collins - 20,000 shares, $644,600; and Mr. Jensen - 21,600 shares, $696,168.
(4) Vesting on stock options is accelerated in the event of a change in control. No options were granted to the persons identified in this table in 2002. Options to purchase shares of common stock granted in 2003 have an exercise price of $17.23 and vest ratably over a four year period. Options to purchase shares of common stock granted in 2004 have an exercise price of $26.89 and vest ratably over a four year period.
(5)      Represents (a) matching contributions to the Company's 401(k) Plan, and
         (b) dollar value-benefit of accrued imputed interest (assuming full forgiveness of cumulative accrued interest) relating to a loan from the Company in connection with Mr. Mandell's 1998 stock purchase transaction. This loan was repaid in full by Mr. Mandell on December 30, 2002.
(6) Dennis Klaeser joined the Company in April 2003. Mr. Klaeser's salary for 2003 reflects his compensation for this partial year of service.
(7) Represents matching contributions to the Company's 401(k) plan made by the Company for the benefit of the executive officer.

OPTION GRANTS IN LAST FISCAL YEAR

         The table below summarizes certain information about the options to purchase the Company's common stock, which were granted in 2004 by the Company for each Named Executive Officer. All options were granted with a per share exercise price equal to the fair market value of the Company's common stock on the grant date and vest over a four-year period, subject to acceleration in the event of a change of control.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                             POTENTIAL REALIZABLE
                                               % OF TOTAL                                       VALUE AT ASSUMED
                                 NUMBER OF       OPTIONS                                     ANNUAL RATES OF STOCK
                                  SHARES       GRANTED TO       EXERCISE                      PRICE APPRECIATION
                                UNDERLYING      EMPLOYEES       OR BASE                         FOR OPTION TERM
                                  OPTIONS       IN FISCAL        PRICE      EXPIRATION      ----------------------
             NAME                GRANTED(#)        YEAR          ($/SH)        DATE           5%($)        10%($)
---------------------------     -----------    ----------       --------    ----------      --------      --------
Ralph B. Mandell...........        14,000          4.55%         $26.89      04/22/14       $236,754      $599,980
Dennis L. Klaeser..........         5,000          1.63           26.89      04/22/14         84,555       214,279
Richard C. Jensen..........         4,000          1.30           26.89      04/22/14         67,644       171,423
Hugh H. McLean.............         5,000          1.63           26.89      04/22/14         84,555       214,279
Gary S. Collins............         5,000          1.63           26.89      04/22/14         84,555       214,279

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

         The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding options and the value of such options that were unexercised at December 31, 2004.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES


                                                                   NUMBER OF
                                                            SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                SHARES                      DECEMBER 31, 2004 (#)      DECEMBER 31, 2004($)(2)
                              ACQUIRED ON       VALUE       ----------------------     ------------------------
                               EXERCISE       REALIZED           EXERCISABLE/                 EXERCISABLE/
            NAME                  (#)            ($)           UNEXERCISABLE(1)             UNEXERCISABLE(1)
-------------------------     -----------     --------      ----------------------     -------------------------
Ralph B. Mandell.........        123,600      $2,706,364      32,625  /   46,875        $908,394  /   $628,928
Dennis L. Klaeser........             --              --          --  /   23,000              --  /    296,700
Richard C. Jensen........             --              --      27,000  /   15,000         753,585  /    223,925
Hugh H. McLean...........         48,600       1,169,772          --  /   17,000              --  /    244,265
Gary S. Collins..........         48,600       1,156,498      19,700  /   17,000         523,147  /    244,265

------------------------------------
(1) The numbers and amounts in the above table represent shares of common stock subject to options granted by the Company that were unexercised as of December 31, 2004.
(2) Based upon the closing price of the Company's common stock on December 31, 2004 of $32.23 per share.

EMPLOYMENT AGREEMENTS

         RALPH B. MANDELL. The Company has entered into an employment agreement with Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer, which was automatically renewed for an additional two years on July 1, 2003. The agreement, which has a term of two years, expires on June 30, 2005. The term of the agreement is automatically renewed for successive two-year terms, unless either party gives 90-days' advance notice of an intention to terminate the agreement. The agreement provides for an annual base salary, which is subject to review from time to time, and may be increased when and to the extent the Board, in its discretion, determines. The Board increased Mr. Mandell's salary to $410,000 in 2004 and to $425,000 for 2005. Mr. Mandell may receive a discretionary bonus to the extent determined by the Board of Directors and is entitled to participate in benefit plans and other fringe benefits available to the Company's managing directors.

         Under the agreement, Mr. Mandell's employment may be terminated by the Company at any time for "cause," as defined in the agreement, in which case, or if he resigns from the Company without "good reason," the agreement immediately terminates, and he would be entitled only to unpaid benefits accrued during the term of his employment. If Mr. Mandell chooses to resign with good reason, or the Company chooses to terminate his employment without cause, he is also entitled to receive severance in the amount equal to 150% of his then current base annual salary, plus the average of the sum of the bonuses he earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year's bonus amount, if any. The agreement also provides for death benefits equal to six months of his then current annual base salary.

         In the event that Mr. Mandell is terminated after a change in control (as defined in the agreement) of the Company, he will be entitled to a lump sum payment equal to three times the sum of (1) his annual base salary; (2) the greater of (a) his bonus amount, if any, for the prior year or (b) his average bonus, if any, for the three preceding years; and (3) the sum of the contributions that would have been made by the Company to him during the year under benefit plans and the annual value of any other executive perquisites. The agreement also entitles Mr. Mandell to receive gross up payments to cover any federal excise taxes payable by him in the event the change in control benefits are deemed to constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. If a change in control of the Company had occurred and Mr. Mandell was terminated effective January 1, 2005, based on his 2004 compensation he would have been entitled to a lump-sum payment of approximately $3.6 million under the agreement. This amount does not include gross up payments, if any, that the Company may be obligated to pay to Mr. Mandell to cover any excise taxes payable by him.

         The agreement also contains non-solicitation provisions, which prohibit Mr. Mandell from soliciting, either for his own account or for the benefit of any entity located within a 25 mile radius of the Company or any of its subsidiaries, any of its clients or employees. These non-solicitation provisions remain in effect for a period of two years after the termination of his employment.

         OTHER NAMED EXECUTIVE OFFICERS. The Company has also entered into employment agreements with (1) Richard C. Jensen, one of the Company's directors, and the chairman, chief executive officer and a managing director of The PrivateBank (St. Louis), (2) Dennis L. Klaeser, the Company's Chief Financial Officer, (3) Hugh H. McLean, a managing director and vice chairman of The PrivateBank (Chicago), and (4) Gary S. Collins, a managing director and vice chairman of The PrivateBank (Chicago) (collectively referred to as the "Executives"). The Company had previously entered into a three-year agreement with Mr. Jensen, which expired on June 30, 2003.

         Each of these agreements became effective on October 1, 2003, and has a term of one year. The agreements are automatically renewed for an additional year, unless either party gives 90-days' advance notice of an intention to terminate the agreement. In the event of a change in control (as defined in the agreement), the agreements are automatically extended to a date two years from the date of the change in control. Except as discussed below, the terms and provisions of the Executives' agreements are substantially similar to those of the employment agreement with Mr. Mandell.

         Mr. Jensen's annual base salary for 2004 was $190,000, and is $198,000 for 2005; Mr. Klaeser's annual base salary for 2004 was $205,000, and is $215,000 for 2005; and each of Messrs. McLean's and Collins' annual base salary for 2004 was $200,000, and is $215,000 for 2005. Each executive's base salary is subject to periodic review from time to time, and may be increased when and to the extent the Board, in its discretion, determines.

         If the Executive chooses to resign with good reason, or the Company chooses to terminate his employment without cause, he is entitled to receive severance in the amount equal to 100% of his then current annual base salary, plus the average of the sum of any bonuses he earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year's bonus amount, if any;

         In the event the Executive is terminated after a change of control (as defined in the agreement) of the Company, he will be entitled to unpaid benefits accrued during the term of his employment, a pro rata bonus for the year of termination based on the prior year's bonus amount, if any, and a lump-sum payment equal to two times the sum of: (a) his annual base salary; plus (b) the greater of (i) his bonus amount, if any, for the prior year or (ii) his average bonus, if any, for the three preceding years; and (c) the sum of contributions that would have been made by the Company to him during the year under benefit plans and the annual value of any other executive perquisites. The agreement also entitles the Executive to receive gross up payments to cover any federal excise taxes payable by him in the event the change in control benefits are deemed to constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. If a change in control of the Company had occurred and the Executive was terminated effective January 1, 2005, based on 2004 compensation, the Executives would have been entitled to lump-sum payments as follows: Mr. Jensen, $740,800; Mr. Klaeser, $987,926; Mr. McLean, $982,300; and Mr. Collins, $982,300. This amount does not include gross up payments, if any, that the Company may be obligated to pay to the Executive to cover any excise taxes payable by him. The Executive will also be entitled to outplacement counseling services for a reasonable period of time following such termination as agreed between the Executive and the Company; and

         Each agreement also contains certain non-solicitation provisions, which prohibit the Executive from soliciting, either for his own account or for the benefit of any entity located within a 50-mile radius of the Company or any of its subsidiaries, any of the Company's or its subsidiaries' clients or employees. These non-solicitation provisions remain in effect for a period of one year after the termination of his employment.

         WILLIAM A. GOLDSTEIN. In December 2002, The PrivateBank (Chicago) acquired a controlling interest in Lodestar Investment Counsel, LLC ("Lodestar"). William Goldstein, the chief executive officer of Lodestar and a director of the Company, was president and a shareholder of Lodestar before the acquisition. Mr. Goldstein and his family trust have a majority interest in the corporation that continues to hold a 20% interest in Lodestar. In connection with the transaction, Mr. Goldstein entered into an employment agreement with Lodestar. The agreement, which has a term of five years, expires on December 30, 2007. Under the provisions of the agreement, Mr. Goldstein is entitled to an annual base salary of $100,000 subject to adjustment by the Board of Managers of Lodestar. Mr. Goldstein is eligible to receive an annual bonus equal to at least 35% of the revenues attributable to his designated accounts and is entitled to participate in benefit plans and other fringe benefits available to Lodestar's and the Company's executives.

         Under the agreement, Mr. Goldstein's employment may be terminated by Lodestar at any time for "cause," as defined in the agreement, in which case, or if he resigns from Lodestar without "good reason," the agreement immediately terminates, and he would be entitled only to unpaid benefits accrued during the term of his employment. If Mr. Goldstein chooses to resign with good reason, or Lodestar chooses to terminate his employment without cause, he is also entitled to receive severance in the amount equal to his then current annual base salary for a period of 18 months after termination, plus a bonus for the year of termination equal to the prior year's bonus amount, if any.

         The agreement also contains certain non-solicitation provisions, which prohibit Mr. Goldstein from soliciting, either for his own account or for the benefit of any entity located within a 25-mile radius of any place of business of Lodestar, any clients or employees of Lodestar or engage in any business which is similar to or in competition with Lodestar, for up to 18 months following his termination. Mr. Goldstein is also prohibited from accepting any business from any clients of Lodestar for up to two years following his termination.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

         During 2004, the Compensation Committee of the Board of Directors (the "Compensation Committee"), consisted of Mr. Guyette, who serves as Committee Chairman, Ms. McKissack and Messrs. Meagher, Rabin and Daly (effective July 22,
2004). Former director, John E. Gorman, served on the Committee through his resignation from the Board of Directors on April 26, 2004. The Compensation Committee met eight times in 2004. At all times during 2004, each member met the standards of "independence" under the NASDAQ listing standards.

PURPOSE

         The primary purpose of the Committee is to discharge the Board's responsibilities relating to compensation of the Company's chief executive officer and other members of senior management. In furtherance of that role, the Committee has directed the preparation of this report and has approved its content and its submission to the stockholders. The Compensation Committee also provides guidance to the Board and its Nominating and Corporate Governance Committee when requested on director compensation.

DUTIES, RESPONSIBILITIES AND AUTHORITY

         In furtherance of its purposes, the Compensation Committee's duties, responsibilities and authority include:

         o Review and approval of the compensation, including salary levels and bonuses, of the chief executive officer and other senior executives;

         o Administration of the Company's equity incentive plans and the grant of awards under these plans;

         o Annual performance appraisals of the chief executive officer and other senior executives and other executive performance matters;

         o Consideration of additional executive compensation and employee benefit programs, including incentive-based compensation programs, non-cash compensation programs, retirement and savings plans, and of any material changes to existing programs;

         o Monitoring the overall effectiveness of the Company's executive compensation programs and salary structures and making recommendations regarding the Company's overall compensation philosophy;

         o Review and consideration for recommendation for Board approval of Board and Board committee compensation and benefits;

         o Review and consideration of severance programs, employment agreements and change-in-control agreements;

         o Review of business expense reimbursements of the chief executive officer; and

         o Other duties or responsibilities as may be expressly delegated to the Compensation Committee by the Board.

         In carrying out its responsibilities, the Compensation Committee may consult with and receive input from the chief executive officer, other senior management, consultants and advisors, as the Committee deems advisable or appropriate.

EXECUTIVE COMPENSATION POLICIES

         Under the direction of the Committee, the Company's compensation policies are designed to align the interests of its executives and senior management with those of its stockholders. The goal of the policies is to improve profitability and long-term stockholder value by rewarding the executives based on criteria set for individual and corporate performance. The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel.

         The Committee uses third-party consultants and compensation surveys to help construct and maintain a competitive compensation program. Consultants are chosen based on experience in compensation matters and experience in the financial services industry. As it has in prior years, the Committee again engaged Frederic W. Cook & Co. as its compensation consultant during 2004. Among other things, the Committee worked during the year with the consultant on a review of the Company's compensation philosophy and its tie to the Company's strategy and of the identification of the peer group for comparative compensation analysis.

         As a result of this review, the Committee reaffirmed its "pay-for-performance" philosophy which provides compensation aimed at the 50th percentile of the selected peer group of comparable strategic and regional peer bank holding companies for target performance and at the 75th percentile or better for outstanding performance. The Committee concluded that the "pay-for-performance" approach had resulted in reasonable market-competitive levels of compensation, which were very effective in driving the Company's outstanding performance.

PERFORMANCE CRITERIA

         The Committee uses a combination of base salary, cash incentive compensation and equity-based incentive compensation as its total compensation package. Annual corporate and individual performance goals are set each year in conjunction with the Board's approval of the annual profit plan. The annual profit plan establishes the performance benchmark for both earnings and asset growth.

         The chief executive officer's performance goals are set by the Committee and are based upon a combination of objective and subjective performance criteria. Objective criteria include the achievement of net income and earnings per share targets and growth in assets, loans and wealth management assets under management. Subjective criteria include strategy, leadership, ethics, effectiveness, planning and execution of strategic initiatives.

         The performance goals of the other senior executives are set by the chief executive officer. These goals are based upon both corporate and personal performance. Corporate goals are based upon achievement of the same earnings and growth targets as for the chief executive officer. Individual performance goals are based upon a combination of personal objectives and subjective performance criteria.

BASE SALARY

         In considering annual base salary increases, the Committee, in conjunction with the chief executive officer, reviews the performance of each of its senior executives individually. The Committee periodically compares base salary data with information obtained from third party consultants and compensation surveys. As noted above, base salary levels historically have been targeted to be generally at the mid-points of comparable peer companies, as the Company's "pay-for-performance" philosophy dictates that a significant portion of total compensation should be at risk. The Committee recognizes that it is difficult to make exact comparisons to peer group, since specific talents and responsibilities of each senior executive make his or her position unique. In general, actions with respect to base salaries are driven first by individual performance, and second by competitive trends of the industry and in the Company's peer group. In December, the Committee approved annual base salaries for the executive officers for the following year of approximately 5.2% above 2004 levels, reflecting the strong performance of the Company's senior leadership and general marketplace trends.

CASH INCENTIVE COMPENSATION

         Cash incentive compensation is based on both corporate goal achievement and individual performance. When performance goals are set, the Committee assigns a percentage of the salary of the chief executive officer as his target annual cash incentive compensation award. The chief executive officer recommends target percentages for each of the other senior executives, which are reviewed and approved by the Committee. Consistent with the "at risk" compensation philosophy, these target percentages may be slightly above peer companies. Bonuses paid are at, above or below the target percentage depending upon the degree to which individual and corporate goals are met.

         During the year, the Committee monitors the Company's and executives' performance against the performance objectives as part of its review of the quarterly bonus accrual. In December of each year, the Committee approves annual cash incentive compensation amounts, based on performance reviews and the achievement of projected corporate and individual performance levels. Bonuses awarded are payable in January of the following year. The level of bonuses for the executive officers for 2004 reflect the Company's strong financial performance and individual achievements. Also, goals and target cash incentive compensation percentages are set for the following year in conjunction with the Board's approval of the annual profit plan.

EQUITY-BASED INCENTIVE COMPENSATION

         All senior executives are participants in the Company's Incentive Compensation Plan adopted and approved by stockholders in 2003. At its discretion, the Committee approves grants of stock-based awards under the plan. The Committee considers recommendations from the chief executive officer regarding awards for the other senior executives. These awards are based on past performance and the expectation that each executive officer's future performance will positively impact stockholder value. The Committee believes that using equity-based incentive compensation best aligns the interests of management with those of the Company's stockholders. During 2004, the Committee made awards to executive officers under the Incentive Compensation Plan in the form of stock options and restricted stock awards. The options were granted at market value, vest over four years and expire ten years from the date of grant. The restricted stock awards vest five years from the date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Committee reviews the performance of Mr. Ralph B. Mandell, the Company's chief executive officer, by evaluating the achievement of corporate and personal objectives set each year in conjunction with the Board's approval of the annual profit plan. The Committee considered the effect of significant corporate developments and initiatives in evaluating overall corporate performance in 2004, including successful implementation of a number of the Company's strategic objectives such as the acquisition of Corley Financial, the establishment of the Gold Coast office and the addition of the new Milwaukee location. Factors which influenced the Committee's evaluation of performance for 2004 included, among other achievements, significant growth in earnings per share in 2004, return on average equity of 15%, growth in assets, loans and wealth management assets under management and asset quality, as well as significant appreciation during the year in the market price of the Company's common stock. For 2004, Mr. Mandell received base salary of $410,000, and a year-end cash bonus of $740,000, which was paid in January 2005. The bonus amount was determined and paid in accordance with the terms of the Company's cash incentive program under the Incentive Compensation Plan. Mr. Mandell was also awarded long-term compensation in the form of options to purchase 14,000 shares of common stock at $26.89 per share, the market price at the time of grant, that vest over four years and 7,000 shares of restricted stock with five-year cliff vesting. In December, the Committee increased Mr. Mandell's base salary to $425,000 for 2005, a 3.7% increase and in line with the salary increases for the other senior executive officers.

POLICY REGARDING DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the tax deductibility of executive compensation for officers of public companies.
Section 162(m) generally disallows the ordinary business expense deduction for compensation in excess of $1,000,000 paid to a company's chief executive officer and each of the next four most highly compensated executive officers. However, certain performance-based compensation is excluded from the Section 162(m) limits if paid pursuant to plans approved by stockholders of the Company, such as the Company's Incentive Compensation Plan. Generally, the Committee intends to structure incentive compensation paid to such officers as performance-based compensation under Section 162(m). However, the Committee or the Board may pay or provide compensation that is subject to the deduction limitations under Code
Section 162(m).

         The report is submitted by the Compensation Committee.

                        James M. Guyette (Chairman)
                        Patrick F. Daly
                        Thomas F. Meagher
                        Cheryl Mayberry McKissack
                        Edward W. Rabin, Jr.

         The foregoing Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the "Acts") except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Daly, Guyette, Meagher, Rabin and Ms. McKissack each serve on the Compensation Committee of the Board of Directors of the Company. Each of these individuals has engaged in certain transactions as clients of the banks, in the ordinary course of the banks' business, including borrowings, during the last year, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with unaffiliated persons. In the opinion of management, none of these transactions involved more than the normal risk of collectability or presented any other unfavorable features. In addition, Mr. Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer, serves on the compensation committee of The PrivateBank (St. Louis), which is responsible for determining the compensation of the senior officers of that bank. Mr. Richard C. Jensen, Chairman, Chief Executive Officer and a Managing Director of The PrivateBank (St. Louis), is a director of the Company. Mr. Mandell serves on the Board of Managers of Lodestar, which oversees compensation decisions, and Mr. Goldstein, a director of the Company, is the chief executive officer of Lodestar.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the common stock of the Company for the period beginning December 31, 1999 and ending December 31, 2004, with the cumulative total return on the Russell 2000 Index and a peer group index, the CRSP Index for NASDAQ Bank Stocks, over the same period, assuming the investment of $100 in the Company's common stock, the Russell 2000 Index and the CRSP Index for NASDAQ Bank Stocks on December 31, 1999, and the reinvestment of all dividends.

                               [GRAPHIC OMITTED]


                                                12/31/99    12/31/00   12/31/01   12/31/02    12/31/03   12/31/04
                                                --------    --------   --------   --------    --------   --------
PrivateBancorp, Inc........................      $100.00    $  68.79    $149.02    $288.74     $520.58    $743.96
CRSP Index for Nasdaq Bank Stocks..........       100.00      113.66     124.60     126.81      140.46     155.62
Russell 2000 Index ........................       100.00       95.68      96.66      75.80      110.19     129.47

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and certain executive officers and certain other beneficial owners of the Company's common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission and the NASDAQ National Market. To the best of the Company's knowledge, based solely on copies of such reports received by it, the Company believes that for 2004 all required filings were timely filed by each of its directors and executive officers, except: (1) a Form 3 each filed by Messrs. Williams and Daly reporting their initial holdings (which were reported on May 24, 2004 and August 27, 2004, respectively); (2) a Form 4 filed by Mr. Collins reporting open market purchases on January 23, January 26 and January 29, 2004 (which were reported on March 3, 2004); (3) a Form 4 filed by Mr. Coleman reporting an open market purchase on March 5, 2004 (which was reported on March 17, 2004); (4) a Form 4 each filed by Messrs. Kayman, Susman and Guyette reporting the allocation of deferred compensation on December 31, 2003 (which were reported on March 31, 2004); (5) a Form 4 filed by Mr. Rabin reporting open market purchases on February 6, 2004, September 20, 2004 and November 1, 2004 (which were reported on April 1, 2004, November 2, 2004 and November 18, 2004); (6) a Form 4 filed by Mr. Susman reporting open market purchases on various dates from February 8, 2002 through April 27, 2004 (which were reported on April 29, 2004); (7) a Form 4 filed by each director who served during 2004, except Messrs. Daly and Williams, reporting an option grant on April 22, 2004 (which were reported on May 4, 2004); (8) a Form 4 each filed by Messrs. Mandell, Klaeser, Jensen, Collins, McLean and Ruckstaetter and Ms. Kathleen Jackson (a former executive officer) reporting an option grant and an acquisition of restricted stock on April 22, 2004 (which were reported on May 5, 2004); (9) a Form 4 filed by Mr. Meagher reporting an open market purchase on April 28, 2004 (which was reported on May 6, 2004); (10) a Form 4 filed by Mr. Williams reporting open market purchases on May 17, 2004, September 2, 2004 and November 4, 2004 (which were reported May 24, 2004, September 8, 2004 and November 12, 2004, respectively); (11) a Form 4 filed by Mr. Brady reporting an option grant on June 15, 2004 (which was reported on June 23, 2004); and (12) a Form 4 each filed by Messrs. Kayman, Rabin, Susman, Ruckstaetter and Guyette reporting the allocation of deferred compensation on September 30, 2004 (which were reported on October 5, 2004).

                        TRANSACTIONS WITH RELATED PERSONS

         Some of the Company's executive officers and directors are, and have been during the preceding year, clients of the banks, and some of the Company's executive officers and directors are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, clients of the banks. As such clients, they have had transactions in the ordinary course of business of the banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management, none of the transactions involved more than the normal risk of collectability or presented any other unfavorable features. At December 31, 2004, the Company had $20.0 million in loans outstanding to certain directors and executive officers and their business interests of the Company and to certain executive officers of the banks.

         During 2004, The PrivateBank (Chicago) acquired phone and video conferencing equipment and related services with a total cost of $9,750 through Worknet, Inc., an information technology company. William Castellano, who is one of the Company's directors, is an affiliate of that company.

         Mr. Mandell's daughter-in-law is employed by The PrivateBank (Chicago) as a Managing Director. In 2004, she was paid an aggregate salary and bonus of $145,000, granted options to purchase 1,600 shares of the Company's common stock at an exercise price of $26.89 per share and awarded 800 shares of restricted stock. Mr. Goldstein's son-in-law is employed as a Managing Director of Lodestar. He received an aggregate salary and bonus of $209,240 in 2004.

         During 2004, The PrivateBank (Chicago) paid $80,535 to Neal, Gerber & Eisenberg LLP for loan related legal services. Phillip Kayman is a partner at Neal, Gerber & Eisenberg LLP and is also a director of the Company.

         PROPOSAL 2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S INCENTIVE
                               COMPENSATION PLAN

         At the Annual Meeting, there will be submitted a proposal to approve an amendment to the Company's Incentive Compensation Plan (the "Plan"). On February 26, 2005, the Board of Directors adopted the amendment, subject to stockholder approval, based upon a recommendation of the Compensation Committee of the Board of Directors (the "Committee") and management, to increase the number of shares of common stock authorized to be issued under the Plan by 1,000,000 shares, of which up to 333,000 shares may be issued pursuant to awards of restricted stock and restricted stock units, to eliminate those provisions of the Plan that would have permitted below market option grants, and to extend, to February 25, 2015, the time period during which incentive stock options may be granted. The Plan was originally approved by stockholders at the Company's 2003 Annual Meeting of Stockholders.

         Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy and entitled to vote at the meeting.

         The following description of the Plan sets forth the material terms of the Plan, as proposed to be amended. However, it does not purport to be complete and is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached to this proxy statement as Appendix A.

PURPOSE

         The Plan is intended to provide the Company with the ability to provide stock and cash-based incentives and equity interests in the Company to employees and directors of the Company and its subsidiaries (i) to provide such employees and directors a stake in the growth of the Company, and (ii) to encourage them to continue in the service of the Company and its subsidiaries. As of February 1, 2005, there were only 73,830 shares remaining to be awarded under the Plan. As a result, the Board of Directors believes that it is appropriate to increase the number of shares that may be reserved for issuance under the Plan by 1,000,000 shares. After giving effect to the 1,000,000 share increase, the aggregate number of shares subject to outstanding awards, together with shares available for issuance will be 2,519,415, or 12.4% of the Company's outstanding shares as of the March 7, 2005 record date.

         These shares will enable the Company to continue to be competitive in attracting key employees to manage planned additional bank and branch locations. The additional shares will also be important in promoting the retention of key employees, while aligning their interests closely with those of stockholders. Accordingly, management believes the ability to award equity incentives is an important component of continuing the Company's growth.

PARTICIPANTS

         All current and former employees and directors of the Company and its subsidiaries will be eligible to participate in the Plan at the discretion of the Committee.

SHARES AVAILABLE FOR ISSUANCE

         The Plan currently provides that the total number of shares of common stock that may be issued pursuant to awards under the Plan may not exceed 985,080 shares. Approval by stockholders of the proposed amendment to the Plan will increase this maximum number of shares to 1,985,080 shares. Of this amount, the number of shares that would be available for new awards would be 1,073,830 shares. A total of 911,250 shares have already been issued upon the exercise or vesting of prior awards under the Plan.

         The shares of common stock subject to awards under the Plan will be reserved for issuance out of the Company's total authorized shares. A participant in the Plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

         Of the shares authorized for issuance under the Plan, the amendment provides that up to 333,000 of those shares may be issued with respect to awards of restricted stock and restricted stock units. In addition, as required by Code
Section 162(m), the Plan includes a limit of 400,000 shares of common stock as the maximum number of shares that may be subject to awards made to any one individual.

         The source of shares of common stock issued with respect to awards may be authorized but unissued shares or treasury shares, or a combination thereof. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other similar corporate change, the number of shares of common stock available for issuance, the number of shares of common stock available for issuance or covered by any outstanding award and the price per share, and the various limitations described above, will be proportionately adjusted.

         To the extent shares of common stock subject to an award under the Plan or certain predecessor plans are not issued by reason of forfeiture, termination, surrender, cancellation or expiration, delivery of previously-acquired shares with respect to the exercise thereof, withholding of shares or delivery of shares in satisfaction of tax obligations or settlement in cash in lieu of shares, or to the extent shares of common stock are purchased by the Company with the proceeds received upon exercise of options or cash received or the cash value of the Company's tax deduction, with respect to options, then such shares shall become available for issuance under this Plan.

ADMINISTRATION

         The Board of Directors of the Company has delegated the administration of the Plan to the Committee. The Committee will make determinations with respect to the participation of employees and directors in the Plan and, except as otherwise required by law or the Plan, the grant terms of awards, including vesting schedules, price, length of relevant performance, restriction period, option period, dividend rights, rights to dividend equivalents, post-retirement and termination rights, payment alternatives, and such other terms and conditions as the Committee deems appropriate.

         The Committee may designate other persons to (1) designate officers and employees of the Company or any of its subsidiaries to be recipients of an award under the Plan, (2) determine the amount, terms, conditions, and form of any such awards and (3) take any other actions which the Committee is authorized to take under the Plan, other than its authority with regard to awards granted to employees who are executive officers or directors of the Company. The Committee also may not authorize an officer to designate himself or herself as a recipient of any award.

         The disposition of an award in the event of the retirement, disability, death or other termination of a participant's employment shall be as determined by the Committee as set forth in the award agreement. In the event there is a change of control (as defined in the Plan) of the Company (1) all options and SARs outstanding will become immediately exercisable and will remain exercisable for their entire term, (2) all restrictions imposed on restricted shares will lapse, and (3) unless otherwise specified in a participant's award agreement, all performance goals applicable to any awards will be attained at the maximum payment level.

AWARDS

         The following types of awards may be granted under the Plan:

         Stock Options. Stock Options may be granted in the form of incentive stock options that comply with Section 422 of the Internal Revenue Code or nonqualified stock options. As amended, the Plan permits up to 665,080 of the shares available under the Plan to be awarded in the form of incentive stock options if the Committee so determines. The exercise period for any stock option will be determined by the Committee at the time of grant. The exercise price per share for all shares of common stock issued pursuant to stock options under the Plan may not be less than 100% of the fair market value of a share of common stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable.

         Stock Appreciation Rights. The Committee may grant SARs independently of any stock option or in tandem with all or any part of a stock option granted under the Plan. Upon exercise, an SAR entitles a participant to receive the excess of the fair market value of a share of common stock on the date the SAR is exercised over the fair market value of a share of common stock on the date the SAR is granted. Upon exercise of an SAR granted in conjunction with a stock option, the option SAR will be surrendered.

         Restricted Shares. Restricted shares are shares of common stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. The Committee may provide for the lapse of such restrictions in installments. Restricted shares may be voted by the recipient. To the extent permitted by the Committee, dividends on the restricted shares may be payable to the recipient in cash or in additional restricted shares. A recipient of a grant of restricted shares will generally earn unrestricted ownership on those shares only if the individual is continuously employed by the Company or a subsidiary during the entire restricted period.

         Performance Shares. Performance shares are grants of shares of common stock that are earned by achievement of performance goals established by the Committee. During the applicable performance period for an award, the shares may be voted by the recipient and the recipient may be entitled to receive dividends on those shares, at the discretion of the Committee. If the applicable performance criteria are met, at the end of the applicable performance period, the shares are earned and become unrestricted. The Committee may provide that a certain percentage (which may be greater than 100%) of the number of shares originally awarded may be earned based upon the attainment of the performance goals.

         Restricted and Performance Share Units. Restricted and performance share units are fixed or variable shares or dollars denominated units subject to the conditions of vesting, and time of payment, and/or in the case of performance share units, performance standards established determined by the Committee, which are valued at the Committee's discretion in whole or in part by reference to, or otherwise based on, the fair market value of the Company's common stock. Share units may be paid in common stock, cash or a combination of both. The Committee, in its discretion, may permit a participant to defer receipt of any such share units beyond the expiration of any applicable restriction or performance period. A participant who receives a stock unit may be given rights to dividend equivalents on those share units, payable in cash, stock, or additional share units, and subject to any other conditions the Committee may impose.

         Awards under Deferred Compensation or Similar Plans. Participants may receive the right to receive common stock or a fixed or variable share denominated unit granted under the Plan or any deferred compensation or similar plan established from time to time by the Company.

         Cash Awards. Participants in the Plan may receive an award in cash that may be earned based upon achievement of performance criteria determined by the Committee or under the Company's bonus arrangements. As required by Code Section 162(m), the Plan includes a limit of $2 million as the maximum amount which may be earned under a cash award with respect to any year.

         Other Incentive Awards. The Committee may grant other types of awards of common stock or awards based in whole or in part by reference to common stock ("Other Incentive Awards"). These awards include, without limitation, restricted share units, performance share units, unrestricted stock grants, dividend or dividend equivalent rights or awards related to the establishment or acquisition by the Company or any subsidiary of a new or start-up business or facility. The Committee will determine the time of granting, the size and all other conditions of other incentive awards, including any restrictions, deferral period or performance requirements. The recipient will have the right to receive currently or on a deferred basis, interest or dividends, or interest or dividend equivalents.

         Except to the extent permitted by specific terms of any nonqualified stock options, no award will be assignable or transferable except by will, the laws of descent and distribution, or, in the Committee's discretion.

         Any payments from participants in connection with awards under the Plan may be paid (1) in cash, (2) in shares of already owned common stock, (3) through a simultaneous exercise of an award and sale of the shares acquired through a pre-approved brokerage arrangement, (4) in any combination of cash and shares, or (5) by such other methods as the Committee may deem appropriate.

AMENDMENTS AND TERMINATION

         The Board of Directors may at any time amend, suspend or terminate the Plan, to the extent permitted by law. No termination, amendment or modification of the Plan will adversely affect in any material way any awards previously granted under the Plan without the written consent of any affected participant. There is no set termination date for the Plan, although no incentive stock options may be granted more than 10 years after the Board's approval of the amendments on February 26, 2005.

FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

         Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

         The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

         Incentive Stock Options. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the Plan, and if no disqualifying disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

         If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price of, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.

         If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

         Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of an SAR under the Plan. Upon the exercise of an SAR, however, the participant will realize ordinary income in an amount equal to the cash received upon exercise, plus the fair market value on the date of exercise of any shares of common stock received upon exercise. Shares of common stock received upon the exercise of an SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

         The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the SAR.

         Restricted and Performance Shares. A recipient of restricted shares or performance shares generally will be subject to tax at ordinary income rates on the fair market value of the common stock at the time the restricted shares or performance shares are no longer subject to forfeiture. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the restricted shares or performance shares as if the restricted shares were unrestricted or the performance shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the restricted shares or performance shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

         Share Units. A recipient of share units will generally be subject to tax at ordinary income rates on the fair market value of any common stock issued pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The fair market value of any common stock received will generally be included in income (and a corresponding deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

         Cash Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

         Other Incentive Awards. The federal income tax consequences of Other Incentive Awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards. It is anticipated that Other Incentive Awards will usually result in compensation income to the recipient in some amount. However, some forms of Other Incentive Awards may not result in any compensation income to the recipient or any income tax deduction for the Company.

PERFORMANCE GOALS AND MAXIMUM AWARDS

         Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Covered Employees"), and the Company deductions referred to above may be limited by Code Section 162(m). Under
Section 162(m), compensation that qualifies as "other performance-based compensation" is not subject to the $1,000,000 limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards as "other performance-based compensation" is that the material terms of the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of the Company before the incentive compensation is paid.

         For those types of awards under the Plan requiring performance criteria to meet the definition of "other performance-based compensation" the Committee will, from time to time, establish performance criteria with respect to an award. These performance criteria may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance criteria and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period, including earnings, revenue growth, growth in earnings per share, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in nonperforming assets, return on assets, return on equity, asset growth, deposit growth, asset quality levels, growth in the fair market value of the Company's common stock or assets, investment, regulatory compliance, satisfactory internal or external audits, improvements in financial ratings, achievement of balance sheet or income statement objectives. Performance criteria may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and impairment of assets, stock offerings and strategic loan loss provisions. The performance criteria related to an award must be established by the Committee prior to the completion of 25% of the performance period or such earlier date as may be required by Section 162(m) of the Code.

         At the end of each performance period for an award, the Committee will determine the extent to which the performance criteria established for the performance period have been achieved and determine the pay out of the performance award. The Committee may, in its sole discretion, reduce or eliminate the payout of any award to the extent permitted under the Plan and applicable law.

PLAN BENEFITS

         The following table provides certain information with respect to all awards that have been made under the Plan (and certain predecessor plans) to specific individuals and groups of individuals, specifying the amounts granted to Named Executive Officers individually, all current directors who are not executive officers as a group, all director nominees individually, all current executive officers as a group and all employees, including current officers who are not executive officers, as a group. The type and amount of any future awards under the Plan, if the Plan is approved by the Company's stockholders, are not currently determinable by the Committee.


                                                                PLAN BENEFITS
                                                                -------------

                                                                                         STOCK        RESTRICTED
  NAME AND POSITION                                                                    OPTIONS(1)      SHARES(1)
-----------------------------------------------------------------------------          ----------     ----------
Ralph B. Mandell.............................................................           344,220         118,800
   Chairman, President, Chief Executive Officer and Director Nominee
Dennis L. Klaeser............................................................            23,000          13,000
   Secretary, Treasurer and Chief Financial Officer
Richard C. Jensen............................................................            42,000          21,600
   Managing Director
Hugh H. McLean...............................................................           113,600          43,400
   Managing Director
Gary S. Collins..............................................................           160,448          51,200
   Managing Director
All Current Executive Officers as a Group....................................           774,168         286,000
William A. Castellano........................................................            71,160              --
   Director Nominee
Patrick F. Daly..............................................................             3,000              --
   Director Nominee
Cheryl Mayberry McKissack....................................................             3,000              --
   Director Nominee
Edward W. Rabin, Jr..........................................................             3,000              --
   Director Nominee
All Current Non-Executive Directors as a Group (13 persons)..................           753,120              --
Non-Executive Officer Employees as a Group...................................         2,225,514         392,300

------------------------------------
(1) Include all awards to each specified individual or group of individuals outstanding under the Plan as of March 7, 2005.

         THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S INCENTIVE COMPENSATION PLAN.

EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information as of December 31, 2004 regarding shares of the Company's common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plans, as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company's stockholders.


                                                                                              NUMBER OF SECURITIES
                                                NUMBER OF                                      REMAINING AVAILABLE
                                             SECURITIES TO BE                                  FOR FUTURE ISSUANCE
                                               ISSUED UPON            WEIGHTED-AVERAGE            UNDER EQUITY
                                               EXERCISE OF            EXERCISE PRICE OF        COMPENSATION PLANS
                                               OUTSTANDING               OUTSTANDING               (EXCLUDING
                                            OPTIONS, WARRANTS         OPTIONS, WARRANTS       SECURITIES REFLECTED
                                                AND RIGHTS               AND RIGHTS              IN COLUMN (A))
             PLAN CATEGORY                         (A)                       (B)                       (C)
------------------------------------        -----------------         -----------------       --------------------
Equity compensation plans approved
   by security holders..............            1,445,585                   $12.65                    78,830
Equity compensation plans not
   approved by security holders.....                   --                       --                        --
                                                ---------                   ------                    ------
Total...............................            1,445,585                   $12.65                    78,830
                                                =========                   ======                    ======

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for the fiscal year ended December 31, 2004 were Ernst & Young LLP. The Company's Audit Committee has selected Ernst & Young as the Company's independent public accountants for the fiscal year ending December 31, 2005, subject to the Committee's review and approval of the proposed engagement terms and 2005 audit plan. Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company's independent public accountants, and selecting the independent public accountants for the current fiscal year.

         Management has invited representatives of Ernst & Young to be present at the meeting, and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                         PRINCIPAL ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed to the Company for professional services provided by Ernst & Young for the fiscal years ended December 31, 2003 and 2004, respectively:

                                      2003          2004
                                    --------      --------
Audit Fees.................         $244,000      $295,000
Audit Related Fees.........               --        24,000
Tax Fees...................               --            --
All Other Fees.............               --            --
                                    --------      --------
   Total...................         $244,000      $319,000
                                    ========      ========

PRE-APPROVAL PROCEDURES

         The full Audit Committee considers any proposed engagement of the independent public accountants to render audit or permissible non-audit services for pre-approval. The Audit Committee has not adopted pre-approval policies and procedures delegating this responsibility to particular committee members, although it may in the future.

         All of the services provided by the independent public accountants in 2003 and 2004 were pre-approved by the Audit Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Company's Board of Directors is currently comprised of six outside directors, all of whom are "independent" within the meaning of the NASDAQ rules and satisfy the heightened independence standards under the SEC rules. The Committee operates under a written charter adopted by it. The Board appoints the Audit Committee and its chairman, with the Committee to consist of no fewer than three directors. The Board has designated Mr. Rybak as the "audit committee financial expert." The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process.

         The responsibility for the quality and integrity of the Company's financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company's management. The Company's independent public accountants for 2004, Ernst & Young, are responsible for performing an audit and expressing an opinion as to whether the Company's financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

         The Audit Committee reviewed and discussed with management and Ernst & Young the audited financial statements of the Company for the year ended December 31, 2004. The Audit Committee also reviewed and discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"), as currently in effect.

         Ernst & Young also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC's auditor independence rules, the Audit Committee considered at a meeting held on March 3, 2005, whether these relationships and arrangements are compatible with maintaining Ernst & Young's independence, and has discussed with representatives of Ernst & Young that firm's independence from the Company.

         Based on the above-mentioned reviews and discussions with management and Ernst & Young, the Audit Committee, exercising its business judgment and based on the roles and responsibilities described in its charter, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. A copy of the Audit Committee's current charter is included as Appendix B to this proxy statement.

         This report is submitted on behalf of the current members of the Audit
Committee:

                            Robert F. Coleman (Chair)
                                 Donald L. Beal
                                James M. Guyette
                               William R. Langley
                                 William J. Podl
                                William R. Rybak

         The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the "Acts") except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              STOCKHOLDER PROPOSALS

         To be considered for inclusion in the Company's proxy and form of proxy relating to the 2006 Annual Meeting of Stockholders, a stockholder's proposal must be received prior to November 11, 2005, by the Secretary of the Company at the Company's executive offices at Ten North Dearborn, Chicago, Illinois 60602. Any such proposal will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.

                                  HOUSEHOLDING

         The SEC has adopted amendments to the proxy rules permitting companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as "householding," should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. We are not householding materials for our stockholders in connection with the Annual Meeting; however, we have been informed that certain intermediaries will household proxy materials.

         If a broker or other nominee holds your shares, this means that:

         o Only one annual report and proxy statement will be delivered to multiple stockholders sharing an address unless you notify ADP at (888) 603-5847 or Householding Department, 51 Mercedes Way, Edgewood, NY 11717, to inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

         o You can contact us by calling (312) 683-7100 or by writing to PrivateBancorp, Inc., Ten North Dearborn, Chicago, IL 60602,
                  Attention: Corporate Secretary, to request a separate copy of the annual report and proxy statement for the Annual Meeting and for future meetings or you can contact your broker to make the same request.

         o You can request delivery of a single copy of annual reports or proxy statements from your broker if you share the same address as another stockholder.

                    NOTICE OF BUSINESS TO BE CONDUCTED AT AN
                         ANNUAL MEETING OF STOCKHOLDERS

         Pursuant to the Company's Amended and Restated By-laws, the only business that may be conducted at an annual meeting of stockholders is business brought by or at the direction of the Board of Directors and proper matters submitted in advance by a stockholder. The Amended and Restated By-laws of the Company set forth the advance notice procedures for a stockholder to properly bring business before an annual meeting. To be timely, a stockholder must give the required information to the Secretary of the Company not less than 120 days prior to the annual meeting date. If the 2006 annual meeting is held on April 27, 2006, the date contemplated under the existing Amended and Restated By-laws, the deadline for advance notice by a stockholder would be December 27, 2005. In the event the Company publicly announces or discloses that the date of the 2006 Annual Meeting of Stockholders is to be held on any other date, notice by the stockholder will be timely if received not later than 120 days prior to the meeting date; provided, however, that in the event that less than 130 days notice or prior public disclosure of the meeting date is given or made, notice by the stockholder will be timely if received by the close of business on the tenth (10th) day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made.

         The advance notice by a stockholder must include the name and address of the stockholder proposing the business, a brief description of the proposed business, the number of shares of stock of the Company that the stockholder beneficially owns, and any material interest of the stockholder in such business. In the case of nomination to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including any matters raised outside of the procedures of Rule 14a-8 under the Securities Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal, which does not meet all of the requirements for inclusion, established by the Securities and Exchange Commission in effect at the time such proposal is received.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no other matter which will be presented for consideration at the meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the meeting, you are urged to return your proxy card promptly. If you are a record holder and are present at the meeting and wish to vote your shares in person, your proxy may be revoked by voting at the meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Dennis L. Klaeser


                                        Dennis L. Klaeser
                                        Secretary

                                                                      APPENDIX A

                PRIVATEBANCORP, INC. INCENTIVE COMPENSATION PLAN

                         (AS AMENDED FEBRUARY 26, 2005)

1. Purpose; Effect on Predecessor Plans. The purpose of the PrivateBancorp, Inc. Incentive Compensation Plan is to benefit the Corporation and its Subsidiaries, including the Bank, by enabling the Corporation to offer certain present and future officers, employees, and directors of the Corporation and its Subsidiaries stock and cash-based incentives and other equity interests in the Corporation, thereby providing them a stake in the growth of the Corporation and encouraging them to continue in the service of the Corporation and its Subsidiaries.

2.       Definitions.

         (a) "Award" includes, without limitation, Stock Options (including Incentive Stock Options), Stock Appreciation Rights, Performance Share or Unit awards, Dividend or Equivalent Rights, Stock Awards, Restricted Share or Unit awards, Cash Awards or other awards ("Other Incentive Awards") that are valued in whole or in part by reference to, or are otherwise based on, the Corporation's Common Stock or other factors, all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

         (b) "Award Agreement" means a writing provided by the Corporation to each Participant setting forth the terms and conditions of each Award made under this Plan.

         (c)      "Board" means the Board of Directors of the Corporation.

         (d)      "Cash Award" has the meaning specified in Section 6(i).

         (e) "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, or (B) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), provided, however, that the following shall not constitute a change in control: (1) such person becomes a beneficial owner of 20% or more of the Voting Stock as the result of an acquisition of such Voting Stock directly from the Corporation, or (2) such person becomes a beneficial owner of 20% or more of the Voting Stock as a result of the decrease in the number of outstanding shares of Voting Stock caused by the repurchase of shares by the Corporation; provided, further, that in the event a person described in clause (1) or (2) shall thereafter increase (other than in circumstances described in clause (1) or (2)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall be deemed to become a beneficial owner of 20% or more of the Voting Stock for purposes of this paragraph (A), provided such person continues to beneficially own 20% or more of the Voting Stock after such subsequent increase in beneficial ownership, or

                  (ii) Individuals who, as of the Effective Date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director, whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 promulgated under the Exchange Act); or

                  (iii) Consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination of the Voting Stock of the Corporation, and (2) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

                  (iv) Approval by the stockholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation.

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

         (h) "Common Stock" means the Common Stock, no par value, of the Corporation.

         (i) "Corporation" means PrivateBancorp, Inc., a Delaware corporation.

         (j) "Director" means a director of the Corporation or a Subsidiary.

         (k)      "Dividend or Equivalent Rights" has the meaning specified in
                  Section 6(f).

         (l)      "Effective Date" has the meaning specified in Section 15.

         (m) "Employee" means an employee of the Corporation or a Subsidiary.

         (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (o) "Fair Market Value" means the average of the highest and the lowest quoted selling prices on the NASDAQ National Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, however, that the Committee may modify the definition of Fair Market Value with respect to any particular Award.

         (p)      "Incentive Stock Option" has the meaning specified in Section
                  6(b).

         (q)      "Other Incentive Award" has the meaning specified in Section
                  2(a).

         (r) "Participant" means an Employee or Director who has been granted an Award under the Plan, including the Predecessor Plan.

         (s)      "Performance Share" has the meaning specified in Section 6(d).

         (t)      "Performance Unit" has the meaning specified in Section 6(e).

         (u) "Plan" means this PrivateBancorp, Inc. Incentive Compensation Plan, which includes the Predecessor Plan.

         (v) "Plan Year" means a twelve-month period beginning with January 1 of each year.

         (w) "Predecessor Plan" means the Corporation's Amended and Restated Stock Incentive Plan.

         (x) "Previously-Acquired Shares" means shares of Common Stock acquired by the Participant or any beneficiary of Participant other than pursuant to an Award under this Plan or the Predecessor Plan, or if so acquired, such shares of Common Stock have been held for a period of not less than six months or such shorter period as the Committee may permit.

         (y) "Restriction Period" means a period of time beginning as of the date upon which an Award subject to restrictions or forfeiture provisions is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

         (z)      "Restricted Share" has the meaning specified in Section 6(d).

         (aa)     "Restricted Unit" has the meaning specified in Section 6(e).

         (bb)     "Stock Appreciation Right" has the meaning specified in
                  Section 6(c).

         (cc)     "Stock Award" has the meaning specified in Section 6(g).

         (dd)     "Stock Option" has the meaning specified in Section 6(a).

         (ee) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of at least 50% by reason of stock ownership or otherwise.

3. Eligibility. Any Employee or Director, or former Employee or Director, selected by the Committee is eligible to receive an Award.

4.       Plan Administration.

         (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Committee shall make determinations with respect to the participation of Employees and Directors in the Plan and, except as otherwise required by law or this Plan, the terms of Awards, including vesting schedules, price, length of relevant performance, Restriction Period, option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate.

         (b) The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall have authority to interpret and construe the provisions of the Plan and the Award Agreements, to decide all questions of fact arising in its application and to make all other determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or
                  Section 162(m) of the Code, a member or members of the Committee may recuse himself or themselves from any action, in which case action taken by the majority of the remaining members shall constitute action by the Committee. No member of the Committee shall be liable for any action or determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, By-Laws, by agreement or otherwise as may be amended from time to time.

         (c) To the extent permitted under the corporate law of the Corporation's jurisdiction of incorporation, the Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Corporation to do one or more of the following: (i) designate officers and employees of the Corporation or any of its Subsidiaries to be recipients of an Award under this Plan, (ii) determine the amount, terms, conditions, and form of any such Awards and (iii) take such other actions which the Committee is authorized to take under this Plan; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of shares of Common Stock or cash payable under such Awards which such officer or officers may so award; provided, further, however, that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act or are "covered employees" as defined in Section 162(m) of the Code. Further, the Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards. To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or otherwise, the Board may act as the Committee hereunder.

5.       Stock Subject to the Provisions of the Plan.

         (a) The stock subject to the provisions of this Plan may be shares of authorized but unissued Common Stock, treasury shares held by the Corporation or any Subsidiary, or shares acquired by the Corporation through open market purchases or otherwise. Subject to adjustment in accordance with the provisions of
                  Section 11, the total number of shares of Common Stock which may be issued under the Plan or with respect to which Awards may be granted shall not exceed 1,960,000 shares, plus the number of shares heretofore authorized and available (or which become available) for issuance under the Predecessor Plan which are not issued after the Effective Date. To the extent that shares of Common Stock subject to an outstanding Award or an award under the Predecessor Plan are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of shares by either actual delivery or by attestation to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to an award, by reason of being settled in cash in lieu of Common Stock or settled in a manner such that some or all of the shares covered by the Award are not issued to a Participant, or being exchanged for a grant under this Plan that does not involve Common Stock, and to the extent shares are purchased by the Corporation with the proceeds received upon the exercise of Stock Options granted under this Plan or the Predecessor Plan (which proceeds include cash payments received by the Corporation as well as the value of the Corporation's tax deduction on non-qualified Stock Options and early dispositions of Incentive Stock Options), then such shares shall immediately again be available for issuance under this Plan.

         (b) The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

         (c) Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its Subsidiaries shall not reduce the number of shares of Common Stock available under this Plan.

         (d) To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

         (e) Subject to Section 11, the following limitations shall apply to Awards under the Plan:

                  (i) The maximum number of shares of Common Stock that may be issued under this Plan as Stock Options intended to be Incentive Stock Options shall be 1,960,000 shares.

                  (ii) The maximum number of shares of Common Stock that may be covered by Awards granted under this Plan to any single Participant shall be 400,000 shares during any one Plan Year. If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such share, the tandem Award right and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this paragraph (ii).

                  (iii) The maximum number of shares of Common Stock that may be issued under this Plan as Restricted Shares or Restricted Share Units shall be 653,000.

                  (iv) The maximum dollar amount for a Cash Award that may be earned under the Plan with respect to any Plan Year shall be $2 million. Any amount earned with respect to a Cash Award with respect to which performance is measured over a period greater than one Plan Year shall be deemed to be earned ratably over the number of full and partial Plan Years in the period.

6. Awards under this Plan. As the Board or Committee may determine, the following types of Awards may be granted under this Plan on a stand-alone, combination or tandem basis:

         (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Award.

         (b) Incentive Stock Option. An Award in the form of a Stock Option, which shall comply with the requirements of Section 422 of the Code or any successor Section of the Code as it may be amended from time to time.

         (c) Stock Appreciation Right. A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted.

         (d) Restricted and Performance Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, and/or in the case of Performance Shares subject to performance standards established pursuant to Section 7 below, for such periods of time as the Committee may determine.

         (e) Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, and time of payment, and/or in the case of Performance Share Units, performance standards established pursuant to Section 7 below, as the Committee may determine, which are valued at the Committee's discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock and which may be paid in

                  Common Stock, cash or a combination of both. The Committee, in its discretion, may permit a Participant to defer receipt of such Restricted Share or Performance Share Units beyond the expiration of any applicable Restriction Period attainment of performance standards.

         (f) Dividend or Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

         (g)      Stock Award. An unrestricted transfer of ownership of Common
                  Stock.

         (h) Awards under Deferred Compensation or Similar Plans. The right to receive Common Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Corporation.

         (i) Cash Award. An award denominated in cash that may be earned pursuant to the achievement of Performance Criteria set forth in Section 7 during a performance cycle period equal to one Plan Year or such other period of time as determined by the Committee or that may be earned under the Corporation's annual bonus, multi-year bonus or other incentive or bonus plans.

         (j) Other Incentive Awards. Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 6, including, but not limited to, Other Incentive Awards related to the establishment or acquisition by the Corporation or any Subsidiary of a new or start-up business or facility.

7. Performance-Based Awards. The Committee may from time to time establish Performance Criteria with respect to an Award. The Performance Criteria or standards for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the period in which the Committee permitted such Participant to satisfy or achieve such Performance Criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria or standards relate to one or more of the following: earnings, revenue growth, growth in earnings per share, revenues, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in non-performing assets, return on assets, return on equity, asset growth, deposit growth, loan growth, asset quality levels, growth in the Fair Market Value of the Common Stock or assets, investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives. Performance Criteria may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings and strategic loan loss provisions. Such Performance Criteria may be particular to a line of business, Subsidiary or other unit or may be based on the performance of the Corporation generally.

8. Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement, subject to Section 9 hereof, between the Corporation and the Participant as to the terms and conditions of the Award.

9.       Other Terms and Conditions.

         (a) No Assignment; Limited Transferability of Stock Options. Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Stock Options (other than Incentive Stock Options) granted to a Participant to be on terms, which permit transfer by such Participant to:

                  (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members");

                  (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or

                  (iii) a partnership in which such Immediate Family Members are the only partners, provided that:

                           (A) there may be no consideration for any such
                  transfer;

                           (B) the Award Agreement pursuant to which such Stock
                  Options are granted expressly provides for transferability in a manner consistent with this Section 9(a); and

                           (C) subsequent transfers of transferred Stock Options
                  shall be prohibited except those in accordance with this
                  Section 9(a).

                  Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 9(a) hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of the Stock Option relating to the period of exercisability and expiration of the Stock Option shall continue to be applied with respect to the original Participant, and the Stock Options shall be exercisable or received by the transferee only to the extent, and for the periods, set forth in said Stock Option.

         (b) Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

         (c) Termination of Employment. The disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment shall be as determined by the Committee and set forth in the Award

                  Agreement. Unless expressly provided otherwise by the Committee, references to the "Plan" set forth in any agreement representing an award granted under the Predecessor Plan prior to the Effective Date shall refer to the terms of such Predecessor Plan as in effect immediately prior to the Effective Date.

         (d) Rights as a Shareholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record; provided, however, that Participants holding Restricted Shares may exercise full voting rights with respect to those shares during the Restriction Period.

         (e) Dividends and Dividend Equivalents. Rights to dividends and Dividend Equivalents may be extended to and made a part of any Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of Dividend Equivalents for Awards.

         (f) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in cash, by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of previously acquired shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant;
                  (iii) through a simultaneous exercise of the Participant's Award and sale of the shares thereby acquired pursuant to a brokerage arrangement approved in advance by the Committee to assure its conformity with the terms and conditions of the Plan; (iv) by a combination of the methods described in (i),
                  (ii) and (iii) above; or (v) by such other methods as the Committee may deem appropriate.

         (g) Withholding. Except as otherwise provided by the Committee in the Award Agreement or otherwise (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash, and (ii) in the case of the exercise of Stock Options or payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld in cash prior to receipt of such stock, or alternatively, to elect to have a number of shares the Fair Market Value of which equals the amount required be withheld deducted from the shares to be received upon such exercise or payment or deliver such number of Previously-Acquired Shares of Common Stock.

         (h) Deferral. The receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to a Participant upon the exercise of any Stock Option or under any other Award may be deferred pursuant to an applicable deferral plan established by the Corporation or a Subsidiary. The Committee shall establish rules and procedures relating to any such deferrals and the payment of any tax withholding with respect thereto.

         (i) Other Restrictions. The Committee shall impose such other restrictions on any Awards granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, post-vesting or exercise holding periods, or requirements to comply with restrictive covenants, and may legend the certificates issued in connection with an Award to give appropriate notice of any such restrictions.

10. Amendments, Modification and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

11. Adjustment. The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares of Common Stock set forth in the limitations in Section 5(e), the number of shares of Common Stock covered by each outstanding Award, and the price per share of Common Stock in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

12. Rights as Employees, Directors or Consultants. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a Director of or as a consultant to the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

13. Change of Control. Notwithstanding anything contained in this Plan or any Award Agreement to the contrary, in the event of a Change of Control, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

         (a) Any and all Stock Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

         (b)      Any restrictions imposed on Restricted Shares shall lapse; and

         (c) Unless otherwise specified in a Participant's Award Agreement at time of grant, the maximum payout opportunities attainable under all outstanding Awards of Performance Units, Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change of Control. The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash, or in the sole discretion of the Committee, shares of Common Stock with a Fair Market Value equal to the amount of such cash, to Participants within thirty (30) days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.

14. Governing Law. To the extent that federal laws do not otherwise control, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the law of the State of Delaware, provided, however, that in the event the Corporation's state of incorporation shall be changed, then the law of the new state of incorporation shall govern.

15. Effective Date and Term. The effective date of this Plan is March 1, 2003 (the "Effective Date"), the date the Plan was adopted by the Board, subject to ratification by the stockholders of the Corporation received at the 2003 Annual Meeting of Stockholders. The effective date of the Plan, as amended, is February 26, 2005, subject to approval by the stockholders at the 2005 Annual Meeting of Stockholders. The Plan shall remain in effect until terminated by the Board, provided, however, that no Incentive Stock Option shall be granted under this Plan on or after February 26, 2015.

                                                                      APPENDIX B

                              PRIVATEBANCORP, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE:

The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall annually prepare the report to shareholders relating to the performance of the Audit Committee's duties required to be included in the Company's annual proxy statement by the rules of the Securities and Exchange Commission (the "Commission").

COMMITTEE MEMBERSHIP:

The Audit Committee shall consist of no fewer than three independent members. The members of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. To the extent required by NASDAQ, at least one member of the Audit Committee shall be a "financial expert" as defined by the Commission. Audit Committee members shall not simultaneously serve on the Audit Committees of more than two other public companies. In accordance with the rules and regulations of the Commission and NASDAQ, members of the Audit Committee (including their immediate family members, as defined in such rules) may not (i) accept any consulting, advisory or other compensatory fees from the Company, except in his or her capacity as a member of the Board or any other committee of the Board or (ii) be an affiliate of the Company.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced by the Board.

MEETINGS:

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions and have such other direct and independent interaction with such persons from time to time, as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITY:

The Audit Committee shall have the sole authority to appoint or replace the independent auditor and shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve the fees and terms of all engagements for audit, review or attest services and any permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The engagement must either be approved in advance by the Audit Committee or be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, which policies and procedures must be detailed as to the particular service.

The Audit Committee may form a subcommittee consisting of one or more members when appropriate, with authority to grant pre-approvals of audit and permitted non-audit services, and the decisions of such subcommittee shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors without first seeking Board approval. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually in light of any changes in regulatory requirements or authoritative guidance and recommend any proposed changes to the Board for approval. The Audit Committee shall annually assess the qualifications of each member of the Audit Committee and the effectiveness of the Audit Committee and present a report thereon to the Board.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS
------------------------------------------

         1.       Review and discuss with management and the independent auditor
                  (i) the annual audited financial statements, including disclosures to be made in management's discussion and analysis in the Company's Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K; and (ii) the quarterly unaudited financial statements, including disclosures to be made in the Company's Form 10-Q, prior to its filing, including the results of the independent auditor's review of the quarterly unaudited financial statements.

         2. The reviews discussed above should include discussions with management, the independent internal auditor and the independent auditor regarding:

                  a.       Significant and unusual transactions.

                  b. Significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

                  c. Any major issues as to the adequacy of the Company's internal controls.

                  d. Any special steps adopted in light of material control deficiencies.

         3. Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

         4. Review and discuss with management (including the senior internal audit executive) and the independent auditor, the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

         5. Review and discuss, at least quarterly, reports from the independent auditors as required by the Commission on:

                  a. All critical accounting policies and practices to be used.

                  b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                  c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

         6. Review and approve with management the Company's earnings press releases prior to their issuance, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may generally discuss the types of information to be disclosed and the types of presentations to be made and risk of fraud.

         7. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

         8. Discuss with management, the independent auditors and outside counsel, as appropriate, the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         9. Discuss with the independent auditor the matters required to be communicated (i) in accordance with Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management and (ii) under Section 10A of the Exchange Act, pertaining to information, if any, detected during the course of the audit indicating that an illegal act has or may have occurred.

         10. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         11. Ensure that a public announcement of the Company's receipt of an audit opinion that contains a going concern qualification is made promptly.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR
--------------------------------------------------------------------

         1. Review and evaluate the performance of the independent auditor and the lead partner of the independent auditor team. Retain the independent auditor annually.

         2. Obtain and review a report from the independent auditor at least annually regarding (i) the independent auditor's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,
                  (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditor and the Company. After reviewing this report, evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

         3. Periodically review and discuss with the independent auditor and members of the independent auditor team all significant relationships they have or have had with the Company that could impair auditor independence and the scope of any non-audit services being performed for the Company by the independent auditor.

         4. Ensure the rotation of the lead and concurring audit partners every five years and any audit partners (as defined by the Commission) every seven years as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

         5. Establish policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company in compliance with all relevant rules and regulations.

         6. Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company's audit team and matters of audit quality and consistency.

         7. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION
--------------------------------------------------

         1. Review the appointment, performance, compensation and replacement of the senior internal auditing executive, or independent internal auditor.

         2. Review the significant reports to management prepared by the internal auditing department and management's responses.

         3. Review at least quarterly the adequacy of the Company's internal controls.

         4. Discuss any difficulties encountered in the course of the internal audit, including any restrictions on the scope of work or access to required information.

         5. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES
-------------------------------------

         1. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

         2. Obtain reports from management, the Company's independent internal auditor and/or senior internal auditing executives and the independent auditor, as deemed appropriate, that the Company and its subsidiary or affiliated entities are in conformity with applicable legal requirements and the Company's code of conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

         3. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by employees of concerns regarding accounting, internal accounting controls or auditing matters (the whistle-blower program). All such procedures will at all times comply with all provisions of law, regulations or Company policy that prohibit discipline of or discrimination against employees who report what they reasonably believe to be violations of any law, rule or regulation applicable to the Company.

         4. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

         5. Discuss with legal counsel implications of legal matters that may have a material impact on the financial statements or the Company's compliance policies.

         6. Review procedures adopted by management to assure that all related party transactions and potential conflicts of interest of any director or executive officer of the Company will be brought to the attention of the Audit Committee in advance. Review and approve or disapprove, in advance, any such related party transactions or potential conflicts of interest.

LIMITATION OF AUDIT COMMITTEE'S ROLE:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

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                          [LOGO OF PRIVATEBANCORP INC.]

                            Ten North Dearborn Street
                             Chicago, Illinois 60602

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                    Please complete, date, sign and mail the
               detached proxy card in the enclosed postage-prepaid
                                    envelope.


                             DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR ALL" of the five (5) Class I nominees for director, and "FOR" approval of the amendment to the PrivateBancorp, Inc. Incentive Compensation Plan.

         If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted, to the extent legally permissible, by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Signature
         ----------------------------------


Signature
         ----------------------------------


Date
     --------------------------------, 2005

         Please sign exactly as name (or names) appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

                          [LOGO OF PRIVATEBANCORP INC.]

If you personally plan to attend the Annual Meeting of Stockholders please check the box below and list the names of attendees on the reverse side.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the 2005 Annual Meeting. |_|


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


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                     REVOCABLE PROXY -- PRIVATEBANCORP, INC.
                 Annual Meeting of Stockholders, April 28, 2005

--------------------------------------------------------------------------------

The undersigned stockholder(s) of PrivateBancorp, Inc., a Delaware corporation (the "Company"), does (do) hereby constitute and appoint Gary S. Collins and/or Hugh H. McClean, and each of them, the true and lawful attorney of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on April 28, 2005, at 3:00 p.m. and at any adjournment thereof, and to vote all the shares of PrivateBancorp, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present, as set forth below. PLEASE MARK VOTE IN THE APPROPRIATE BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

         1. The election of five (5) Class I directors of the Company's Board of Directors to serve until the annual meeting of stockholders in 2008.

                  01  William A. Castellano  04  Cheryl Mayberry McKissack
                  02  Patrick F. Daly        05  Edward W. Rabin, Jr.
                  03  Ralph B. Mandell

                   FOR       WITHHOLD      FOR ALL
                   ALL       FOR ALL       EXCEPT
                   |_|         |_|           |_|

                  INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.


                  --------------------------------------------------------------

         2. To consider a proposal to amend the PrivateBancorp, Inc. Incentive Compensation Plan to increase the number of shares authorized for issuance under the Plan.

                  |_|  FOR               |_|  AGAINST            |_|  ABSTAIN

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of its nominees for director and FOR the amendment to the PrivateBancorp, Inc. Incentive Compensation Plan.

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum at the meeting. A self-addressed, postage-prepaid envelope is enclosed for your convenience.

                                   PLEASE LIST
                           NAMES OF PERSONS ATTENDING


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